UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 3, 2006
Date of Report (Date of earliest event reported)
MSX International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49821	38-3323099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1950 Concept Drive, Warren, Michigan
(Address of principal executive offices)
48091
(Zip Code)
(248) 299-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 3, 2006, MSX International, Inc. (the “Company”) and two of its wholly-owned subsidiaries completed the disposition (the “Asset Sale”) of certain of their non-automotive staffing assets (the “Sold Assets”).
     In conjunction with the Asset Sale, the Company amended (“Amendment”) the Amended and Restated Credit Agreement dated as of August 1, 2003 (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as agent, and the other parties signatory thereto, as amended.
     The Credit Agreement was amended to, among other things, release and terminate the security interests on the Sold Assets that were granted, pledged, conveyed, transferred and assigned pursuant to the Credit Agreement and the related collateral agreements. In addition, the Credit Agreement was amended to require that any payments received in connection with the Asset Sale be deposited into a blocked account agreement in accordance with the Amendment.
     The Amendment contains certain representations and warranties and ratifications and confirmations that the Credit Agreement otherwise remains in full force and effect.
     The descriptions set forth above are qualified in their entirety by the Amendment filed herewith as exhibit.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c)	Exhibits:
10.1	Fourth Amendment to Amended and Restated Credit Agreement dated as of March 3, 2006 among the Company, JPMorgan Chase Bank, N.A. and the other parties signatory thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.
Dated: March 9, 2006
MSX INTERNATIONAL, INC.

By:	/s/ Frederick K. Minturn

Frederick K. Minturn
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement dated as of March 3, 2006 among the Company, JPMorgan Chase Bank, N.A. and the other parties signatory thereto.